UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event report): October 27, 2010

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our annual meeting of common unitholders was held October 27, 2010. At the meeting, the following matters were voted upon:

Class B managers nominated and reelected to serve for a term to expire in 2011 and until their successors are duly elected and qualified as follows:

	Common Units Votes For	Common Units Withheld
Richard H. Bachmann	11,214,445	423,387
Richard S. Langdon	11,241,712	396,120
John N. Seitz	11,239,845	397,987

The number of broker non-votes was 7,249,193.

The ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2010 was approved. With respect to common unitholders and our Class A unitholder, the number of affirmative votes cast was 18,899,488, the number of votes cast against was 375,862, and the number of abstentions was 100,961.

Class A managers John R. Collins and Steven R. Brunner were nominated and reelected with 489,286 Class A unit votes to serve for a term to expire in 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: October 28, 2010	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer